Exhibit 21.1

                         Subsidiaries of the Registrant
                              (as of June 28, 2009)




1-800-FLOWERS Service Support Center, Inc. (New York)
1-800-FLOWERS Team Services, Inc. (Delaware)
1-800-FLOWERS Retail, Inc. (Delaware)
1-800-FLOWERS.COM Franchise Co., Inc. (Delaware)
800-FLOWERS, Inc. (New York)
Amalgamated Consolidated Enterprises, Inc. (Nevada)
Conroy's Inc. (California)
The Plow & Hearth I, LLC (Virginia)
The Plow & Hearth, Inc (Virginia)
The Children's Group, Inc. (Delaware)
The Popcorn Factory, Inc. (Delaware)
Guarded Realty Holdings, LLC (Delaware)
BloomNet, Inc. (Delaware)
The Winetasting Network (California)
WTN Services, LLC (California)
Cheryl & Co. (Ohio)
Floranet Iberia S.L. (Spain)
Fannie May Confections Brands, Inc. (Utah)
Fannie May Confections, Inc. (Delaware)
Harry London Candies, Inc. (Ohio)
FMCB Acquisition Co., Inc. (Delaware)
Fresh Gift Cards, Inc. (Florida)
DesignPac Co., Inc. (Delaware)
DesignPac Gifts, LLC (Illinois)
Napco Marketing Corp. (Delaware)
Fannie May Franchise, LLC (Delaware)